UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2019

WAGEWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35232	94-3351864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Park Place, 4th Floor

San Mateo, California 94403

(Address of Principal Executive Offices, and Zip Code)

(650) 577-5200

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WAGE	The New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2019, WageWorks, Inc., a Delaware corporation (the “Company”), entered into a Reporting Extension Agreement and Waiver (the “Fourth Extension Agreement”), by and among the Company, the lenders party thereto and MUFG Union Bank, N.A., as administrative agent (“Agent”), relating to the Company’s existing Second Amended and Restated Credit Agreement, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Agent. The Fourth Extension Agreement extends the time period for delivery to Agent and the lenders of the Company’s audited financial statements for the fiscal year ending December 31, 2018 until May 31, 2019. The Fourth Extension Agreement also waives noncompliance for late delivery to Agent and the lenders of amended and restated compliance certificates for certain prior reporting periods.

In connection with the Fourth Extension Agreement, the Company has agreed to pay Agent, for the account of the lenders, a non-refundable fee equal to $50,000.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description of the Fourth Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Extension Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

The Company continues to work diligently to complete the preparation of its consolidated financial statements in order to be in a position to file its Form 10-K for the year ended December 31, 2018 with the Securities and Exchange Commission (the “SEC”) as soon as possible, but in any event no later than the end of May 2019. The Company expects to file its Form 10-Q for the quarter ended March 30, 2019 in June 2019. In summary, the Company anticipates achieving compliance with the periodic and annual report requirements of the Exchange Act in June 2019 at the latest.

Cautionary Statement Concerning Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that include the words “anticipates,” “expects,” “believes,” “intends,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including the Company’s expected timing for filing its Form 10-Q for the quarter ended March 31, 2019 and its Form 10-K. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements. For a discussion of this and other related risks, please refer to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC. Readers of this Form 8-K are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this Form 8-K.

Item 9.01 Exhibits

Exhibits	Description of Exhibits
10.1	Reporting Extension Agreement and Waiver, dated as of May 9, 2019, by and among WageWorks, Inc., the lenders party thereto and MUFG Union Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

Dated: May 10, 2019	By:	/s/ John Saia
	Name:	John G. Saia
	Title:	SVP, General Counsel and Corporate Secretary